POWER OF ATTORNEY KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned, Dinaz Hirji (the “Filer”), an individual subject to the filing requirements of Section 16 of the Securities Act of 1934, as amended (the “Act”), does hereby constitute and appoint any of Joshua Warren, Christopher McLoughlin, Winnifred Lewis, Jill Chavarria and Akshar Patel, as Filer’s true and lawful attorney-in-fact and in Filer’s name, place and stead, to execute and deliver, and to take such other action as the attorney considers necessary or appropriate to effect, any filing on Form 3, Form 4, or Form 5 to be filed under Section 16 of the Act. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 3rd day of August 2026. /s/ DINAZ HIRJI Signature Dinaz Hirji Printed Name